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                                                                  EXHIBIT 10.31

                              TERM LOAN AGREEMENT


         THIS TERM LOAN AGREEMENT ("Agreement"), effective as of the day of December, 1999, is made by and between FIRST NATIONAL BANK & TRUST, organized and existing under the laws of the United States of America ("Bank") and JAMESON INNS, INC., a Georgia corporation, having its principal office at 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1604 ("Borrower").

                                   RECITALS:

         Borrower has applied to the Bank for a loan to be secured by a lien on assets of the Borrower of even date herewith as evidenced by Borrower's Mortgage Note ("Note") in the aggregate principal amount of Three Million Seven Hundred Thousand Dollars ($3,700,000.00), being payable as provided in the Note;

         Payment of the Note is secured by one or more security agreements evidencing Bank's lien on assets of the Borrower.

         NOW THEREFORE, in consideration of the making of this Loan and the following mutual promises, covenants and conditions, the sufficiency of which is hereby acknowledged, the parties hereby covenant, agree, warrant and represent as follows:

                                    PART ONE

                                  DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings set forth opposite each:

         1.01 A Governing Instruments": The articles or certificates of incorporation of a corporate Borrower, all amendments thereto, the by-laws, and resolutions, duly adopted by the board of directors approving the Loan and the execution and delivery of the Loan Documents.

         1.02 "Governmental Authority": The United States of America, the State of Indiana, the county, township and/or municipality in which the Property or any portion thereof is located, any political subdivision of any of them, and any court, agency, department, commission, board, bureau or instrumentality of any of them.

         1.03 "Loan": The Loan consummated of even date herewith from the Bank to the Borrower, in the Loan Amount, for the Project.

         1.04 A Loan Amount: The lesser of the sum of $3,700,000.00 in U.S. Dollars or seventy-five percent (75%) of the appraised market value of the real estate that is owned by the Borrower and subject to the mortgage securing this debt.
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         1.05  "Loan Commitment": The commitment letter from the Bank to the
Borrower dated October 20, 1999, together with any amendments thereto.

         1.06 "Loan Documents": This Agreement, Note, Security Agreements, Loan Commitment, title insurance policy, Uniform Commercial Code financing statements (if applicable) executed in connection with the Loan, and all affidavits, certifications, and other documents and instruments delivered to or required by the Bank to evidence or secure the Loan.

         1.07 "Master Lease": The Master Lease Agreement dated as of May 7, 1999, between Jameson Hospitality, LLC, a Georgia limited liability company, and, among others, the Borrower as amended and supplemented.

         1.08  A Maturity Date: December 31, 2009.

         1.09 "Mortgage": The mortgage creating a first and superior lien upon the Property, and all the improvements thereto, in accordance with the terms of the mortgage agreement executed and delivered by Borrower to Bank.

         1.10 "Project": The refinancing of the real estate and the improvements constructed thereon of the Carmel, Indiana Signature Inn limited service hotel, an 81 room limited services hotel located at 10201 N. Meridian Street, Carmel, Indiana 46032.

         1.11 "Property": The real estate and the improvements constructed thereon owned by the Borrower and generally located at 10201 N. Meridian Street, Carmel, Indiana 46032.

         1.12 "Security Agreement(s)": The Mortgage and any security agreement executed by the Borrower and delivered to the Bank granting to the Bank a security interest in the Property, personal property and fixtures owned by the Borrower and serving as security and collateral for the Loan.


                                    PART TWO

                            LOAN AND LOAN DOCUMENTS

         2.01 THE LOAN. Subject to all the terms, conditions, and provisions hereof, the Bank hereby agrees to lend to the Borrower, and the Borrower hereby agrees to borrow from the Bank, the Loan Amount or so much as may be advanced from time to time and repaid, as provided in the Note, and with all costs and charges that may become due and owing under any of the Loan Documents.

         2.02 RELATIONSHIP OF LOAN AND VARIOUS DOCUMENTS. The Loan is evidenced by the Note, and repayment of the Note and all other sums due the Bank under the terms of any of the Loan


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Documents are secured by the Security Agreements, and any other security or collateral given to the Bank in connection with the Loan.

                                   PART THREE

                         REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to the Bank as follows, each representation and warranty being reaffirmed as true and complete on each submission of a request for disbursement and on each receipt of Loan proceeds:

         3.01 ORGANIZATION AND AUTHORITY OF BORROWER AND GUARANTORS. Borrower is duly organized under the laws of the State of Georgia and is validly existing and in good standing under all applicable laws of the State of Indiana.

         3.02 EXECUTION AND DELIVERY OF LOAN DOCUMENTS. The execution and delivery of the Loan Documents executed or delivered by the Borrower and the consummation of the transactions contemplated thereby: (i) have been duly authorized by all actions required under the terms and provisions of its Governing Instruments, the laws of the State of Georgia and any applicable requirement of a Governmental Authority; (ii) create legal, valid and binding obligations on the Borrower enforceable in accordance with their terms; (iii) do not require the approval or consent of any Governmental Authority having jurisdiction over the Borrower, or the property of it; (iv) do not and will not constitute a violation of, or default under, the Governing Instruments of the Borrower or any requirement of a Governmental Authority applicable to the Borrower; and (v) will not be in contravention of any court or administrative order or ruling applicable to the Borrower, or the Property, or any mortgage, indenture, security agreement, agreement, commitment or instrument to which the Borrower is a party or by which it or its assets are bound, nor create or cause to be created any mortgage, lien, encumbrance, or charge against the assets of the Borrower, other than those permitted by the Loan Documents.

         3.03 INFORMATION SUPPLIED BY BORROWER. Borrower's applications, financial statements and all other information heretofore delivered to the Bank are true and correct in all respects, and fairly present the respective conditions of the subjects thereof as of the respective dates thereof. No adverse change has occurred in the conditions reflected therein since the respective dates thereof and no borrowings, guaranties, or granting of security interests have been made by the Borrower since the date thereof other than the borrowings contemplated hereby or approved in writing by the Bank.

         3.04 NO PROCEEDINGS. There are no actions, suits or proceedings pending, or, to the knowledge of the Borrower threatened, against or affecting the Borrower, or other collateral covered by the Loan Documents, or involving the validity or enforceability of the Loan Documents or the priority of the lien created or to be created thereby, at law or in equity, or before or by any Governmental Authority.


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         3.05  APPROVAL OF PROJECTS; COMPLIANCE WITH LAWS. The Project has been submitted to and approved by the Borrower, the Bank, and, to the extent required by applicable law or any restrictive covenant, each Governmental Authority and the beneficiaries of each such covenant, respectively. The anticipated use of the Property complies with all applicable zoning ordinances, regulations and restrictive covenants affecting the Property and improvements and all other requirements of any Governmental Authority, and all requirements for such use have been satisfied.

         3.06 LICENSES; PERMITS. Borrower has obtained from each Governmental Authority and from each beneficiary of each restrictive covenant all licenses, permits, authorizations, consents and approvals necessary for the operation of the Property for its anticipated use, and all such licenses, permits, authorizations, consents and approvals are in full force and effect. The operations on the Property will not violate (i) any zoning, building code, subdivision, or land use ordinance, regulation or law promulgated by any Governmental Authority, or (ii) any restriction of any kind affecting the Property.

         3.07 NO DEFAULTS. Borrower is not in default under any of the Loan Documents, and no event has occurred which by notice, the passage of time or otherwise would constitute an Event of Default under any of the Loan Documents; Borrower is not in default in the payment of any indebtedness for borrowed money or under the terms and provisions of any agreement or instrument evidencing any such indebtedness; and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any other requirement of a Governmental Authority.

         3.08 ACCESS AND UTILITIES. The Property has adequate rights of access to public ways and utilities and all wells, septic and sanitary and storm drain facilities. All other utilities and services necessary or convenient to the full development, use and enjoyment of the Property are available to the Property.

         3.09 VALID TITLE. Borrower is the true, sole and lawful owner of the property serving as collateral for the Loan, is lawfully seized and possessed of the same and has good right, full power and lawful authority to mortgage and grant liens upon the same and the security interests granted under the Security Agreements, when properly filed and recorded, will create a valid lien on the Property.

         3.10 RESTRICTIVE COVENANT. Other than existing restrictive covenants, Borrower shall not subject the Property or any part thereof to any restrictive covenant (including any restriction or exclusive use provision in any lease or other occupancy agreement) without the prior written consent of the Bank.


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         3.11   ENVIRONMENTAL.

                (a) There are no existing or pending requirements of Governmental Authorities relating to environmental matters requiring any remedial actions or other work, repairs, construction or capital expenditures with respect to the Property nor has the Borrower received any notice of any of the same.

                (b) There is no fact pertaining to the physical condition of either the Property, or the area surrounding the Property (i) which the Borrower has not disclosed to the Bank in writing prior to the date of this Agreement, and (ii) which adversely affects or may adversely affect the Property, or the use, enjoyment or the value thereof, or Borrower's ability to perform the transactions contemplated by this Agreement.

         3.12 USE OF PROCEEDS. The proceeds of the Loan will only be used directly for the Project.


         3.13 COMPLETE INFORMATION. No representation or warranty of the Borrower contained in any of the Loan Documents, and no statement contained in any certificate, schedule, list, financial statement or other instrument furnished to the Bank by or on behalf of the Borrower contains, or will contain, any untrue statement of a material fact, or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading.

         Each of the foregoing representations and warranties shall survive the making of the Loan and each advance hereunder and thereunder, and the Borrower hereby agrees to indemnify and hold harmless the Bank from and against any loss, damage or liability attributable to the breach thereof, including all expenses and fees (including, but not limited to, reasonable attorneys' fees) incurred in the defense or settlement of any claim arising therefrom against the Bank.

                                   PART FOUR

                                 DISBURSEMENTS

         4.01 METHOD OF DISBURSING LOAN AMOUNT. Except as otherwise provided herein, the disbursement of the Loan Amount is to be made to the Borrower pursuant to this Agreement.

         4.02 GENERAL CONDITIONS FOR DISBURSEMENT. The obligation of the Bank to disburse the Loan Amount is subject to the satisfaction of the following conditions at the time of closing and at the time of each disbursement:

         (A) The Note, in a form reasonably acceptable to the Bank, duly executed by the Borrower;


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         (B)    The duly executed Security Agreements, together with such
financing statements, assignments and other instruments as the Bank may reasonably require to evidence, govern or secure payment of the Note and the Loan, in a form acceptable to the Bank;

         (C) The other Loan Documents in a form reasonably acceptable to the Bank, duly executed by the Borrower and all other parties thereto other than the Bank; and

         (D) An original policy or policies (or certified copies of originals) and the endorsements thereto, together with receipts evidencing payment of the first years premiums, and which provide in addition to any other reasonable requirements of the Bank, the following coverage in such amounts and in form and content and issued by a company or companies acceptable to the
Bank: (a) hazard insurance, insuring the Property against loss or damage by fire, extended casualty, malicious mischief, and other risks of physical loss in an amount equal to 100% of the replacement value of the Property with no more than $1,000 deductible for the loss payable for any casualty and with an agreed value endorsement; (b) commercial general liability coverage, insuring against claims for bodily injury, death or property damage occurring on or about the Real Estate in the combined single limit of One Million Dollars ($1,000,000.00) and an aggregate of Three Million Dollars ($3,000,000.00); and
(c) all other insurance coverage and endorsements reasonably required by the Bank from time to time, including, flood hazards, workers' compensation and differences in conditions, business interruption, and loss of A rental value.

         The insurance policies shall be written in forms, amounts, and by companies reasonably satisfactory to the Bank. The policies shall also provide that the obligation of the insurance company shall not be affected or impaired if the loss is the result of the negligent act of the Borrower or the Bank. The policies of insurance may not be canceled or modified without thirty (30) days prior written notice to the Bank. Each policy shall name the Bank as a loss payee to the extent of its interest. The Bank shall be provided with certificates of insurance evidencing the insurance coverage. Any monies received as payment for any loss under any of the insurance policies paid over to the Bank may be applied, at the option of the Bank, either to the prepayment of any portion of the Borrower's obligations to the Bank, without premium, or to the reimbursement of the Borrower for expenses incurred by the Borrower in the restoration or repair of the Property. Proceeds paid or payable to the Borrower of the policies of insurance shall, at the sole discretion of the Bank, be applied to repayment of all amounts due the Bank, repayment of the Loan, or restoration of the Property in such fashion as the Bank may require. The Borrower shall give the Bank prompt written notice of any casualty affecting the Property.

         (E) The Bank shall have received audited financial statements of the Borrower that are current, signed, and prepared according to generally accepted accounting principal and in a form and with sufficient details to be reasonably acceptable to the Bank.

         (F) No representation or warranty of the Borrower contained herein or in any of the Loan Documents shall be or have become incorrect or inaccurate.


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         (G)    There shall be no breach, default, or event of default under the terms of any of the Loan Documents, and no event shall exist which by notice, passage of time or both would constitute an event of default under any of the Loan Documents.

         (H) Bank shall have received any and all affidavits, indemnity agreements, lien waivers, certificates and other documents that may be required by the Bank.

         (I) All conditions to the obligation of the Bank to make the disbursement as set forth herein, in the Loan Commitment or elsewhere shall have been satisfied. The Borrower shall furnish to the Bank a certificate, dated the date of such advance and executed by such person or persons as the Bank shall designate and in such detail as the Bank may require, as to the satisfaction of any one or more of the conditions of this Section.

                                   PART FIVE

                                   COVENANTS

         5.01 USE OF LOAN PROCEEDS; OTHER PROJECT FINANCING. Borrower shall receive the Loan Amount hereunder, shall hold same in trust solely for, and shall expend same solely for the purpose of paying costs identified with the Project and shall in no event use any of same for any other reason or purpose.

         5.02   TITLE TO AND MAINTENANCE OF COLLATERAL.

         A. MAINTENANCE AND USE OF COLLATERAL. Borrower shall at all times maintain, preserve and keep the Property and all other collateral covered by the Loan Documents and shall maintain, preserve and keep the same, and each and every part and parcel thereof, in good repair and in safe condition.

         Without limiting the foregoing, the Borrower shall not without the Bank's prior written approval (i) remodel, add to, reconstruct, improve or demolish any part of the Property or other collateral covered by the Loan Documents, except as contemplated by and in accordance with the plans and specifications; (ii) permit the use or operation of the Property for any purpose except the use which is presently intended; or (iii) undertake or suffer any work to be done upon the Property other than routine maintenance and any work estimated to cost less than Fifty Thousand and no/100 Dollars ($50,000.00).

         B. TITLE TO COLLATERAL. Borrower shall not permit any mortgages, liens, encumbrances or charges upon the Property, improvements, any other collateral covered by the Loan Documents or any part thereof, except as permitted by the Loan Documents or as approved by the Bank in writing.


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         C.     NOTICE OF LIENS. Borrower shall not, without prior written consent of the Bank, permit to exist any other mortgage lien or encumbrance on the Property or other collateral covered by the Loan Documents, or otherwise permit any secondary financing on the Property, including personal property and fixtures which are owned by the Borrower and used in connection with the Property.

         5.03 INSPECTION, AUDITS AND INFORMATION REGARDING COLLATERAL AND LOAN. Borrower shall permit the Bank and its duly authorized agents free access to the Property and shall make available for audit and inspection by the Bank or its duly authorized agents, from time to time at any reasonable time, all property, equipment, books, contracts, records, detailed plans, specifications and other papers relating to the Property or other collateral covered by the Loan Documents. Borrower shall keep the books and accounts of all operations relating to the Property at its principal office. Borrower shall promptly respond to any inquiry from the Bank for information with respect to the Property, which information is subject to verification by the Bank; provided, however, that the Bank shall at all times be entitled to rely upon any statements or representations made by the Borrower or any officer or representative thereof.

         5.04 SECURITY INTEREST. The Borrower shall grant the Bank a security interest having first priority in all personal property, equipment and fixtures owned by the Borrower and used in connection with the Property free and clear of all other security interests or encumbrances. Borrower shall furnish Bank such evidence as it may reasonably require concerning identification of such equipment and fixtures.

         5.05 LEASES. Borrower shall provide the Bank with copies of all leases in effect at closing and the form of any lease to be used in connection with the Property during the term of the Loan. All such leases, to the extent the Property is covered thereby, upon the Bank's review and written approval, shall be presently and unconditionally assigned to the Bank as additional security for the Loan. Upon the Bank's request, Borrower shall provide subordination agreements with non-disturbance clauses and tenant estoppel letters from all lessees of the Property, in the form attached hereto as Exhibit "B".

         5.06 AMENDMENT TO MASTER LEASE. The Master Lease shall not be amended or supplemented, except to add additional properties or to extend the term thereof, without the written consent of the Bank.

         5.07 TRANSFER OF INTERESTS IN BORROWER OR COLLATERAL. Except in the ordinary course of Borrower's business, the Borrower shall not, without the Bank's prior written consent, lease, transfer, convey, sell or assign the Property, any collateral covered by the Loan Documents or any interest therein or part thereof, or change or alter the ownership thereof. It is expressly understood and agreed that any such consent by the Bank if given, shall be upon such terms and conditions as the Bank may in its discretion prescribe, including but not limited to an increase in the interest rate provided under the Note, and the payment by the Borrower of any service fee of the Bank.


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         5.08   NOTICE OF DEFAULT OR CHANGED CIRCUMSTANCE. Borrower shall
notify the Bank in writing within ten (10) days thereof (a) in the event of any default by Borrower under any of the Loan Documents, (b) if any representation contained herein becomes materially incorrect, and (c) if Borrower receives any notice(s) from a Governmental Authority concerning the Property.

         5.09 INSURANCE. The Borrower shall procure and maintain insurance for such coverage and in such amounts as the Bank may, from time to time, reasonably require.

         5.10 FINANCIAL STATEMENTS. The Borrower shall submit audited financial statements annually within one hundred twenty (120) days following the end of each calendar year. With each submission of financial statements, the Borrower shall execute appropriate certificates certifying that there are no defaults under any of the Loan Documents. Borrower shall also provide to the Bank on a quarterly basis profit and loss statements for the Carmel Signature Inn, prepared internally, in detail reasonably acceptable to the Bank.

         5.11 REPLACEMENT FUND. Beginning the tenth (10th) day of the third month following the month in which the closing occurs, and continuing on the tenth (10th) day of each calendar quarter thereafter during the term of the Loan, Borrower shall deposit with the Bank an amount equal to two percent (2%) of the gross revenues it received during the immediately preceding three (3) months. These funds shall be held in a regular A money-market savings account with the Bank and, with the Banks prior written approval, may be withdrawn once each year on the anniversary date of the Loan. These funds may be used only to replace existing furniture, fixtures and equipment.

         5.12 PROPERTY TAX ESCROW ACCOUNT. Borrower agrees to maintain an escrow account with the Bank for the payment of property taxes (A Property Tax Escrow Account). At the closing of the Loan, Borrower shall deposit into the escrow account an amount equal to one fourth (1/4) of the annual amount of property taxes as assessed upon the Property. With each monthly payment of the Loan under the terms of the Note, Borrower shall deposit an amount equal to one-twelfth (1/12) of the annual amount of property taxes as assessed upon the Property.

         5.13 PRIMARY DEPOSITORY ACCOUNT. Borrower agrees to maintain the primary depository account for the Carmel Signature Inn with the Bank during the term of the Loan.


                                    PART SIX

                         EVENTS OF DEFAULT AND REMEDIES

         6.01 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an event of default:


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         A.     FAILURE TO PAY INDEBTEDNESS. If the Borrower shall fail to make payment when due pursuant to the terms of the Note.

         B. BREACH OF COVENANT. If the Borrower shall fail to perform, observe or comply with any of the terms, covenants, conditions or provisions contained in this Agreement, the Note or any other Loan Documents, or if any default or event of default occurs under any of the Loan Documents and such breach is not cured within fifteen (15) days after Bank provides written notice to Borrower.

         C. INACCURATE REPRESENTATION. If at any time any representation or warranty made by the Borrower in any of the Loan Documents or furnished to the Bank by or on behalf of the Borrower, shall be or become false, misleading, incomplete or incorrect. Provided, however, that if any representation or warranty made to the Bank after the date of closing of this loan shall be or become false, misleading, incomplete or incorrect, Borrower shall have fifteen
(15) days after the Bank provides written notice of the inaccurate representation to cure said inaccuracy.

         D. ASSIGNMENT. If the Borrower shall agree to, or execute, any assignment of this Agreement or of any advance hereunder or if the Property and/or improvements are conveyed or encumbered in any way without the prior written consent of the Bank.

         E. CHANGE IN FINANCIAL CONDITION. If there is any material change in the financial condition of the Borrower.

         F. BANKRUPTCY OF BORROWER. If the Borrower shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent.

         G. INVOLUNTARY LIENS. If a lien, writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in the Property, or other collateral covered by the Loan Documents and such is not released, bonded, satisfied, vacated or stayed within thirty (30) days after its entry or levy.

         H. DESTRUCTION OF PROPERTY. If the Property shall be or has been destroyed or, in the reasonable judgment of the Bank, materially damaged, and, in the reasonable judgment of the Bank, the Property cannot be completed or rebuilt.

         I. PRIMARY DEPOSITORY ACCOUNT. If Borrower fails to maintain the primary depository account for the Carmel Signature Inn at the Bank and such failure is not cured within ten (10) days after Bank provides written notice to the Borrower.

         J. PROPERTY TAX ESCROW ACCOUNT. If the Borrower fails to maintain the Property Tax Escrow Account at the Bank as required under the terms of this Agreement and such failure is not cured within fifteen (15) days after Bank provides notice of such failure to the Borrower.


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         K.     VOLUNTARY TERMINATION. If the Borrower requests a termination of the Loan hereunder or confesses inability to continue performance in accordance with this Agreement.

         6.02 REMEDIES. If any event of default shall occur the Bank, at its option, may:

         A. ACCELERATION OF LOAN. Declare the entire outstanding principal balance of the Loan together with all interest thereon, to be due and payable immediately.

         B. OTHER REMEDIES. Enforce, or avail itself of any and all remedies provided at law or in any or all of the Loan Documents.

         6.03 REMEDIES CUMULATIVE. All powers and remedies given by this Agreement to the Bank shall be cumulative and not exclusive of one another or of any other right or remedy or of any other powers and remedies available to the Bank, and no delay or omission of the Bank to exercise any right or power accruing upon any default occurring shall impair any other or subsequent default or impair any rights or remedies consequent thereto. Every power and remedy given to the Bank by this Agreement or by law may be exercised from time to time, and as often as may be deemed expedient.

         6.04 ATTORNEYS' FEES. Should the Bank, at its sole option, elect to employ attorneys at law to represent it in the enforcement of any obligation undertaken by the Borrower in favor of the Bank, or undertaken by any third person in favor of the Borrower in connection herewith, or to participate in any legal proceedings in any way connected herewith, the Borrower does hereby agree to pay to the Bank the reasonable fees and expenses of the foregoing attorneys to the extent allowed by law.

         6.05 WAIVERS. Borrower does hereby expressly waive in favor of the Bank and its assigns, to the fullest extent allowed by law, any and all exemptions from seizure provided by any applicable law, rule or regulation of any Governmental Authority.

         Borrower does hereby also expressly waive any notice of default by the Bank in connection with any breach of any obligation undertaken by the Borrower in favor of the Bank except as otherwise provided herein.



                                   PART SEVEN

                                 MISCELLANEOUS

         7.01 APPROVAL OF COUNSEL. All documents in connection with the Loan and all matters of title and survey applicable thereto shall be subject to approval in form and substance by counsel for the Bank. In this regard, the Bank shall have the right to require an opinion from counsel for Borrower in a form, scope and substance reasonably satisfactory to counsel for the Bank as to the


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legality, validity and binding effect of all documents required in connection with the Loan and as to such matters as the Bank and its counsel shall deem appropriate.

         7.02 INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Bank from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, suits, costs and expenses (including reasonable fees of counsel and commission payable to brokers or others) of whatever kind or nature that may be imposed on, incurred by, or asserted at any time against the Bank in any way relating to or arising in connection with, the processing of the extension of credit, use, occupation, or operation of the Property or by virtue of the Loan Documents.

         7.03 NO PERMANENT WAIVERS. No waiver at any time of the provisions or conditions of this Agreement or of any of the other Loan Documents shall be construed as a waiver of any of the other provisions or conditions hereof or thereof nor shall a waiver of any provision or condition be construed as a right to a subsequent waiver of any other provisions or conditions or be construed as a right to a subsequent waiver of the same provision or condition.

         7.04 SEVERABILITY. Unenforceability for any reason against any person or persons of any provision of this Agreement, or of any of the other Loan Documents or other agreements between the Borrower and the Bank, shall not limit or impair the operation or validity of any other provisions of the Loan Documents or any other such agreement, and shall not impair the operation and validity of the same provisions against any other person or persons.

         7.05 GOVERNING LAW. This Agreement and all the Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Indiana.

         7.06 TIME OF THE ESSENCE. The parties hereto agree that time is of the essence to this Agreement and the transaction provided for as contemplated by this Agreement.

         7.07 ASSIGNMENT OF BANK'S INTEREST. It is expressly agreed that any and all terms of this Agreement, the other Loan Documents and all other agreements made or executed by the Borrower or others in favor of the Bank, and all rights, powers, privileges, options and remedies conferred to the Bank herein and therein, shall inure to and be for the benefit of and may be exercised by the Bank, its successors and assigns, and, the Bank may, at its sole discretion, assign all or any part of its interest therein.

         7.08 BANK'S RELATIONSHIP TO OTHERS. Bank is not a partner or joint venturer in any manner whatsoever with the Borrower or any other party in the Project or the of the Property.

         7.09 BORROWER'S SUCCESSORS. All obligations contained in this Agreement, the other Loan Documents and all other agreements to be observed, complied with or performed by the Borrower shall be binding upon the Borrower, and upon its successors and assigns.

         7.10 MODIFICATIONS AND AMENDMENTS. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall be effective unless the same be in writing and signed by an authorized officer of the Bank and then shall be effective only in the specific instance and for the purpose for which given.

         7.11 COMPLETE AGREEMENT. This Agreement sets forth the entire and final understanding of the parties with respect to the subject matter hereof. All the terms of this Agreement are contractual and not a mere recital. Any and all prior agreements, understandings and undertakings, whether written or oral, with respect to the same, or other than same as set forth or recited herein, are hereby superseded and replaced by this Agreement.

         IN WITNESS WHEREOF, the Bank and the Borrower have executed and sealed this Agreement as of the date first set forth above.

                                            BANK:

                                            FIRST NATIONAL BANK & TRUST

                                            By:
                                               -------------------------------
                                            Title:
                                                  ----------------------------
                                            Attest:
                                                   ---------------------------

                                            BORROWER:

                                            JAMESON INNS, INC.

                                            By:
                                               -------------------------------
                                            Title: President

                                            Attest:
                                                   ---------------------------

                                    MORTGAGE

         THIS INSTRUMENT ("Mortgage") WITNESSES: That JAMESON INNS, INC. ("Mortgagor"), in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby MORTGAGES and WARRANTS and grants a security interest to FIRST NATIONAL BANK & TRUST, organized and existing under the laws of the United States of America ("Mortgagee"), the real estate and improvements ("Real Estate") located in Hamilton County, State of Indiana, as more particularly described in Exhibit A, attached hereto and made a part hereof, together with all right, title and interest of Mortgagor in and to: (i) All rights, privileges, interests, tenements, hereditaments, easements and appurtenances in any way now or hereafter pertaining to the Real Estate ("Easements"); (ii) All buildings and other improvements of every kind and description now or hereafter placed on the Real Estate, together with all fixtures, machinery and other articles of personal property now or hereafter attached to or regularly used in connection with the Real Estate, and all replacements thereof ("Improvements"); (iii) All extensions, improvements, betterments, substitutes, replacements, renewals, additions and appurtenances of or to the Easements or Improvements ("Additions"); (iv) All proceeds, income and profits from the Real Estate, Easements, Improvements and Additions, including all payments pertaining thereto made in connection with all leases and agreements affecting the Real Estate, Easements, Improvements or Additions ("Rents"); and (v) All awards, payments or proceeds of conversion, whether voluntary or involuntary, of any of the foregoing, including, without limitation, all insurance, condemnation and tort claims ("Proceeds"). (Hereinafter, the Real Estate, Easements, Improvements, Additions, Rents, and Proceeds are referred to together as the "Mortgaged Property"). Notwithstanding the foregoing, Rents as defined in clause (iv) above shall also refer to all Base Rent, all Percentage Rent and all Additional Charges, in each case as generated by the Mortgaged Property and as the terms Base Rent, Percentage Rent and Additional Charges are defined in that certain Master Lease Agreement dated as of May 7, 1999, between JAMESON HOSPITALITY, LLC, a Georgia limited liability company, and, among others, the Mortgagor, as amended and supplemented (the Master Lease). For this purpose, Percentage Rent generated by the Mortgaged Property means the difference between: (i) Percentage Rent due and owing utilizing the Percentage Rent calculation set forth in Section 3.1(2) of the Master Lease using all Rooms (as defined in the Master Lease) for the applicable period and (ii) Percentage Rent due and owing utilizing the Percentage Rent calculation set forth in Section 3.1(2) of the Master Lease using all Rooms for the applicable period, except those Rooms comprising the Mortgaged Property.

         This Mortgage is given to secure performance by Mortgagor of the covenants and agreements contained in this Mortgage and to secure payment of
(i) the principal of and interest on the indebtedness evidenced by a certain promissory note ("Note") of even date herewith executed and delivered by Mortgagor to Mortgagee in the principal sum of Three Million Seven Thousand and no/100 Dollars ($3,700,000.00), and with interest computed on the unpaid balance from time to time at the rate set forth therein, and any other amounts payable to Mortgagee pursuant to the terms and provisions of the Note ("Primary Debt"); (ii) performance of all obligations of Mortgagor under a certain Term Loan Agreement (the "Loan Agreement") by and between Mortgagor and Mortgagee relating to the refinancing of the Real Estate and improvements thereon or otherwise related to the use of the loan proceeds evidenced by the Note, and each agreement of Mortgagor incorporated by reference therein or herein, or contained therein or herein;
(iii) all sums advanced and costs and expenses incurred by Mortgagee which are made or incurred pursuant to, or allowed by, the terms of this Mortgage and Note ("Advancements"); (iv) all costs of repossession, collection, disposition and reasonable attorneys' fees incurred by Mortgagee ("Costs"); (v) all other indebtedness, obligations and liabilities of Mortgagor to Mortgagee, now existing or hereafter arising, whether fixed or contingent, direct or indirect, primary or secondary, joint or several, and regardless of how created or evidenced ("Additional Liabilities"); and (vi) any and all extensions or renewals of any of the foregoing indebtedness ("Extensions"). (Hereinafter, the Primary Debt, the Loan Agreement, Advancements, Costs, Additional Liabilities and Extensions are referred together as the "Indebtedness").

         Mortgagor hereby further covenants with the Mortgagee as follows:

         1. PAYMENT OF SUMS DUE. Mortgagor covenants and agrees to promptly pay the principal of and interest on the Primary Debt and the other Indebtedness, as and when the payment(s) thereof become due, all without relief from valuation and appraisement laws and with reasonable attorneys' fees.

         2. CARE AND CONDITION OF MORTGAGED PROPERTY. Mortgagor shall (a) promptly repair, restore or rebuild the Mortgaged Property, or any portion thereof, which is damaged or destroyed; (b) keep the Mortgaged Property in good condition and repair, without waste, and free from encroachments and from mechanic's or materialman's lien or claims for liens not expressly subordinated to this Mortgage; (c) pay when due any indebtedness which may be secured by a lien or charge on the Mortgaged Property, whether or not superior to the lien of this mortgage; (d) comply with all requirements of law and covenants and restrictions of record applicable to the Mortgaged Property or its use; (e) permit no change in or alteration of the general nature of the Real Estate and the Improvements without Mortgagee's prior written consent; and (f) permit Mortgagee to enter upon and inspect the Mortgaged Property at all reasonable times.

         3. WARRANTIES. Mortgagor covenants and warrants that: (a) Mortgagor is lawfully seized of the Real Estate in fee simple, has valid and indefeasible title to the Mortgaged Property and has a good and legal right to convey and mortgage the Mortgaged Property; (b) the Mortgaged Property is and will remain free from all liens and encumbrances except only mortgages and liens in favor of Mortgagee or approved by it; and, (c) Mortgagor will warrant and defend title to the Mortgaged Property against all claims made thereon.

         4. INSURANCE. Mortgagor shall keep the Mortgaged Property insured against loss of damage as follows: (i) hazard insurance covering the Real Estate against loss or damage by fire, extended casualty, malicious mischief, and other risks of physical loss in an amount equal to 100% of the replacement value of the Real Estate with no more than $1,000 deductible for the loss payable for any casualty and with an agreed value endorsement; (ii) commercial general liability coverage insuring against all claims for bodily injury, death, or property damage occurring on or about the Real Estate in the combined single limit of One Million Dollars ($1,000,000.00) and an aggregate of Three Million Dollars ($3,000,000.00); and (iii) all other insurance coverage and endorsements required by the Bank from time to time, including, flood hazards, workers' compensation, differences in conditions, business interruption, and loss of "rental value" (together, the "Required Insurance"). The Required Insurance shall be written in forms, amounts, and by companies reasonably satisfactory to Mortgagee, and losses thereunder shall be payable to Mortgagee pursuant to standard noncontributing mortgage endorsements in favor of Mortgagee. Upon request of Mortgagee, all policies of Required Insurance, including additional and renewal policies, shall be deposited with and held by Mortgagee. Any monies received as payment for any loss under any of the Required

Insurance paid over to Mortgagee may be applied, at the option of Mortgagee, either to the prepayment of any portion, as Mortgagee may select, of the Indebtedness, without premium, or to the reimbursement of Mortgagor for expenses incurred by Mortgagor in the restoration or repair of the Mortgaged Property. Proceeds paid or payable to Mortgagor of the Required Insurance shall be applied to restoration of the Mortgaged Property in such fashion as Mortgagee reasonably may require.

         Notwithstanding the foregoing, Mortgagee agrees that the insurance proceeds referred to above shall be applied to the restoration of Improvements provided that: (i) in Mortgagee's reasonable judgment, (1) there are sufficient funds available and/or committed, including said insurance proceeds, to effectuate such restoration completely and (2) the Mortgaged Premises are generating sufficient income, together with the proceeds of business interruption insurance (or other funds furnished by Mortgagor to Mortgagee's reasonable satisfaction) to service monthly debt service on the Note and pay all operating expenses, (ii) an event of default does not exist under the terms hereof, the Note, or the Loan Agreement, (iii) Mortgagee shall have approved the plans and specifications to be used for any restoration involving structural changes, and (iv) the disbursement of all funds to be used for such restoration shall be controlled by, and accomplished in a manner satisfactory to Mortgagee.

         5.     INDEMNIFICATION, WAIVER OF SUBROGATION AND OFFSET

                (a) INDEMNIFICATION. If Mortgagee is made a party defendant to any proceeding or litigation concerning this Mortgage or the Mortgaged Property or any part thereof or interest therein, or the occupancy thereof by Mortgagor, then Mortgagor shall indemnify, defend and hold harmless from all liability by reason of said litigation, including reasonable attorneys' fees and expenses incurred by Mortgagee in any such litigation, whether or not any such litigation is prosecuted to judgment. If Mortgagee commences an action against Mortgagor to enforce any of the terms hereof, or because of the breach by Mortgagor of any of the terms hereof, or for the recovery of any sums secured hereby, Mortgagor shall pay to Mortgagee reasonable attorneys' fees and expenses, and the right to such attorneys' fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Mortgagor breaches any term of this Mortgage, Mortgagee may employ an attorney or attorneys to protect its rights hereunder, and, in the event of such employment following any breach by Mortgagor, Mortgagor shall pay Mortgagee reasonable attorneys' fees and expenses incurred by Mortgagee, whether or not an action is actually commenced against Mortgagor by reason of the breach.

                (b) SUBROGATION. Mortgagor waives any and all right to claim or recover against Mortgagee, its officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Mortgaged Property, Mortgagor's property or to the property of others under Mortgagor's control from any cause insured against or required to be insured against by the provisions of this Mortgage.

                (c) WAIVER OF OFFSET. All sums payable by Mortgagor shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of the Mortgagor hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Mortgaged Property or any part thereof; (ii) any restriction or prevention of or interference with any use of the Mortgaged Property or any part thereof; (iii) any title defect or encumbrance or any eviction from the Mortgaged Property or the Improvements or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Mortgagor, or any action taken with respect to this Mortgage by any trustee or receiver of Mortgagor, or by any court, in any such proceedings; (v) any claim which Mortgagor has or might have against the Mortgagee; (vi) any default or failure on the part of Mortgagee to perform or comply with any of the terms hereof or of any other agreement with Mortgagor; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Mortgagor shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Mortgagor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by the Mortgagor.

         6. TAXES. Mortgagor shall pay and discharge or cause to be paid and discharged when due, and before any penalty attaches, all taxes (including real and personal property taxes), general and special assessments, water and sewer rents or assessments, and all other governmental and municipal charges and impositions of any kind imposed upon or assessed against Mortgagor or the Mortgaged Property, or any part thereof, or arising in respect of the occupancy, use or possession thereof.

         7. PROTECTION OF SECURITY BY MORTGAGEE. Mortgagee may, at Mortgagee's option, but without any duty or obligation of any sort to do so and without in any way waiving or relieving any default by Mortgagor, make any payment and perform any act required of Mortgagor by this Mortgage, including but not limited to, payment of insurance premiums, taxes, assessments, repair expenses and prior liens and encumbrances. All expenses so incurred, including reasonable attorneys' fees, and any other reasonable expenses incurred by Mortgagee to protect the Mortgaged Property shall constitute Advancements and shall be immediately due and payable by Mortgagor.

         8. CONDEMNATION. If all or any part of the Mortgaged Property, is taken or damaged pursuant to an exercise, or threat of exercise, of the power of eminent domain, the entire proceeds of the award or compensation payable in respect of the part so taken or damaged are hereby assigned to and shall be paid directly to Mortgagee. The proceeds of any award or compensation actually received by Mortgagee after deduction therefrom of all costs and expenses including reasonable attorneys' fees incurred by Mortgagee in connection with the taking, at Mortgagee's option, shall be applied, without premium, in part or entirely to payment of the Indebtedness or to restoration of the Mortgaged Property.

         9. DEFAULT AND ACCELERATION. Time is of the essence of this Mortgage. Upon the occurrence of any "event of default" (as hereinafter defined), and at any time thereafter, then, in any and every such case, the entire Indebtedness shall, at the option of Mortgagee, become immediately due and payable without any notice, presentment, demand, protest, notice of protest, or other notice of dishonor or demand of any kind, all of which are hereby expressly waived by Mortgagor, and Mortgagee shall have the right immediately to foreclose the mortgage lien created by this Mortgage against the Mortgaged Property, to enforce every other security interest created by this Mortgage and to institute any action, suit or other proceeding which Mortgagee may deem necessary or proper for the protection of its interests. The following shall each constitute an "event of default" for purposes of this Mortgage:

                (a) Default: (i) in the payment when due of any of the indebtedness, or (ii) any event of default under the Loan Agreement and other documents relating thereto between Mortgagor and Mortgagee and referenced therein; or (iii) a breach in the performance of any covenant or term of this Mortgage, the Note, or the Loan Agreement between the Mortgagor and Mortgagee and documents referenced therein;

                (b) If Mortgagor becomes the subject of an order for relief under the United States Bankruptcy Code (as it now exists or is hereafter amended the "Bankruptcy Code"), takes any action to obtain relief under the Bankruptcy Code, files an answer admitting bankruptcy or insolvency or in any manner is adjudged bankrupt or insolvent;

                (c) Any part of the Mortgaged Property or all or any substantial part of the Mortgaged Property or assets of Mortgagor is placed in the hands of any receiver or trustee, or Mortgagor consents, agrees or acquiesces to the appointment of any receiver or trustee;

                (d) Institution of proceedings to enforce or foreclose any other mortgage or lien upon all or any part of the Mortgaged Property.

                (e) Any representations made by Mortgagor in the loan application shall prove untrue;

                (f) Any material deterioration in the financial condition of Mortgagor; or

                (g) Any infirmity of title to the Real Estate and Improvements which arises after the date of the Note, is not acceptable to Mortgagee and its counsel, and is not cured within sixty (60) days of written notice thereof to the Borrower.

         10. FORECLOSURE AND APPLICATION OF PROCEEDS. All expenses which may be paid or incurred by or on behalf of Mortgagee in connection with the foreclosure of this Mortgage for reasonable attorneys' fees, appraisers' fees, outlays for documentary and expert evidence, stenographers' charges, publication costs and costs of procuring all title searches, policies and examinations and similar data and assurances with respect to title as Mortgagee reasonably may deem necessary to prosecute such suit shall constitute Advancements, shall be immediately due and payable by Mortgagor, with interest thereon as provided in the Note, and shall be allowed and included as Indebtedness in the judgment for sale. The proceeds of any foreclosure sale of the Mortgaged Property shall be distributed and applied in the following order or priority: First, on account of all Advancements incident to the foreclosure proceedings and all Costs; second, all other items which under the terms of this Mortgage constitute Indebtedness additional to the Primary Debt; third, all principal, interest and other amounts remaining unpaid on the Primary Debt; and fourth, any remainder to the person or persons entitled thereto as determined by the court in the foreclosure proceedings.

         11. FORECLOSURE PROCEEDINGS AND RECEIVER. Upon the commencement of any proceedings to foreclose this Mortgage, Mortgagee shall be entitled forthwith to the appointment of a receiver or receivers, as a matter of right, without the giving of notice to any other party, without regard to the adequacy or inadequacy of any security for the Indebtedness and without the requirement of any bond. Mortgagee shall be entitled to recover judgment either before or after or during the pendency of any proceedings for the enforcement of this Mortgage. The right of Mortgagee to recover such judgment shall not be affected by the exercise of any other right, power or remedy for the enforcement of this Mortgage, or the foreclosure of the lien of this Mortgage.

         12. SUBROGATION. To the extent that proceeds of the Note or advances under this Mortgage are used to pay any outstanding lien, charge or prior encumbrance against the Mortgaged Property, such proceeds or advances have been or will be advanced by Mortgagee at Mortgagor's request and Mortgagee shall be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether said liens, charges or encumbrances are released. Nothing contained herein shall be construed to obligate Mortgagee to act on any of the matters set forth herein.

         13. NO EXCLUSIVE REMEDY. Each and every right, power and remedy conferred upon or reserved to Mortgagee in this Mortgage is cumulative and shall be in addition to every other right, power and remedy given in this Mortgage or now or hereafter existing at law or in equity. No delay or omission of Mortgagee in the exercise of any right, power or remedy shall be construed to be a waiver of any Event of Default or any acquiescence therein.

         14. PROVISIONS SEVERABLE. In the event any one or more of the provisions of this Mortgage for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provisions had never been contained in this Mortgage.

         15. NOTICES. All notices pursuant to this Mortgage shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally or sent by certified United States mail, addressed to Mortgagor at 8 Perimeter Center East, Suite 850, Atlanta Georgia 30346-1603; and to Mortgagee at 568 East Carmel Drive, Carmel, Indiana 46032, or at such other place as either party may, by notice in writing, designate as a place for service of notice.

         16. SUCCESSORS AND ASSIGNS. This Mortgage shall (a) run with the land, (b) apply and extend to, be binding upon and inure to the benefit of Mortgagor, Mortgagor's administrators, successors and assigns and all persons claiming under or through Mortgagor, and the word "Mortgagor" shall include all such persons, and (c) shall apply and extend to, be binding upon and inure to the benefit of Mortgagee and Mortgagee's successors and assigns. The word "Mortgagee" shall include the successors and assigns of Mortgagee, and the holder or holders, from time to time, of the Note and any other Indebtedness instrument.

         17. SECURITY AGREEMENT. This Mortgage also constitutes a security agreement within the meaning of the Indiana Uniform Commercial Code ("UCC") and Mortgagor grants to Mortgagee a security interest in any equipment and other personal property included within the definition of Mortgaged Property. Accordingly, Mortgagee shall have all of the rights and remedies available to a secured party under the UCC. Upon the occurrence of an event of default under this Mortgage, the Mortgagee shall have in addition the remedies provided by this Mortgage, the right to use any method of disposition of collateral authorized by the UCC with respect to any portion of the Mortgaged Property subject to the UCC.

         18. NO ADDITIONAL LIEN. Mortgagor covenants not to execute any mortgage, security agreement, assignment of leases and rentals or other agreement granting a lien against the interest of Mortgagor in the Mortgaged Property without the prior written consent of Mortgagee, and then only when the document granting that lien expressly provides that it shall be subject to the lien of this Mortgage for the full amount secured by this Mortgage, and shall also be subject and subordinate to any then existing or future leases affecting the Mortgaged Property.

         19. PROHIBITION OF SALE. Mortgagor shall not sell, convey, transfer or otherwise dispose of or attempt to sell, convey, transfer or otherwise dispose of the Mortgagor's interest in the Mortgaged Property unless any such sale, conveyance, transfer or other disposition receives the prior written approval from Mortgagee. Any such written approval, if given, shall be upon such terms and conditions as Mortgagee in its sole discretion prescribes, including but not limited to an increase in the interest rate provided under the Note, and the payment by Mortgagor or purchaser of any service fee of Mortgagee. Except as provided above, in the event the Mortgaged Property is sold or otherwise transferred by the undersigned, then, notwithstanding the foregoing, any and all amounts outstanding and due to Mortgagee under the Note, shall be due and payable to Mortgagee upon such sale or transfer. This provision shall not bar Mortgagor's performance of the Master Lease as the same may be amended or supplemented from time to time or prohibit the sale of personal property, such as room furnishings, by Mortgagor in the ordinary course of restoration and refurbishment of the Mortgaged Property.

         20. REMEDIES UPON DEFAULT. Upon the occurrence of any of the events of default set forth in any instrument or agreement related to the Indebtedness secured by this Mortgage, the Mortgagee is authorized to commence foreclosure proceedings against the Mortgaged Property through judicial proceedings, and in addition or alternatively to take any other actions permitted under applicable law. The Mortgaged Property may be sold in one parcel as an entirety or in such parcels, manner and order as Indiana law allows. The proceeds of such sale shall be retained by the Mortgagee up to the amounts due it, including costs of the sale, any environmental investigation and remediation paid for by the Mortgagee, and reasonable attorneys' fees. By executing this Mortgage, the Mortgagor waives, in the event of foreclosure of this Mortgage or the enforcement by the Mortgagee of any other rights and remedies in this Mortgage, any right otherwise available in respect to marshalling of assets which secure the Indebtedness or to require the Mortgagee to pursue its remedies against any such assets.

         21. REPRESENTATIONS. Mortgagor represents that it is a corporation duly organized, existing and in good standing under the laws of its state of incorporation, and that the execution and delivery of this Mortgage and the performance of the obligations it imposes are within its corporate powers, have been duly authorized by all necessary action of its board of directors, and do not contravene the terms of its articles of incorporation or by-laws. The Mortgagor represents that the execution and delivery of this Mortgage and the performance of the obligations it imposes do not violate any law, do not conflict with any agreement by which it is bound, do not require the consent or approval of any governmental authority or any third party, and that this Mortgage is a valid and binding agreement, enforceable in accordance with its terms, subject to principles of equity, bankruptcy law, and laws affecting creditor's rights generally. The Mortgagor further represents that all balance sheets, profit and loss statements, and other financial statements, if any, furnished to the Mortgagee are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates.

         22.    MISCELLANEOUS.

                (a) No waiver by the Mortgagee of any right or remedy granted or failure to insist on strict performance by the Mortgagor shall affect or act as a waiver of any right or remedy of the Mortgagee, nor affect the subsequent exercise of the same right or remedy by the Mortgagee for any subsequent default by the Mortgagor, and all rights and remedies of the Mortgagee are cumulative.

                (b) If there is more than one Mortgagor or obligor the obligations under this Mortgage shall be joint and several. This Mortgage shall be governed by Indiana law except to the extent it is preempted by federal law or regulation.

                (c) The captions in this Mortgage are for convenience only and do not define or limit the provisions of this Mortgage. All changes to this Mortgage must be in writing signed by Mortgagee and Mortgagor and, if this Mortgage is recorded, shall not be effective until recorded. Wherever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

                (d) This Mortgage sets forth the entire and final agreement and understanding of the parties with respect to the subject matter hereof. All the terms of this Mortgage are contractual and not a mere recital. Any and all prior agreements, understandings and undertakings, whether written or oral, with respect to the same, or other than same as set forth or recited herein, are hereby superseded and replaced by this Mortgage.

         23. WAIVER OF JURY TRIAL. THE MORTGAGOR AND MORTGAGEE, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THEIR RIGHT TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS MORTGAGE OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS MORTGAGE OR ANY

COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN OR ACTIONS OF IT. THE MORTGAGOR AND MORTGAGEE SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

         IN WITNESS WHEREOF, Mortgagor has executed this Mortgage this __ day of December, 1999.

                               Mortgagor:

                               JAMESON INNS, INC.


                               By:
                                   ----------------------------------------
                                          Craig R. Kitchin, President

STATE OF GEORGIA  )
                  )  SS:
COUNTY OF DEKALB  )

         Before me, a Notary Public in and for said County and State, personally appeared Craig R. Kitchin, the President of JAMESON INNS, INC., who, being first duly sworn, acknowledged execution of the foregoing Mortgage in such capacity as its voluntary act and deed.

         Witness my hand and Notarial Seal this______ day of December, 1999.



My Commission Expires:           ------------------------------------------
                                 Notary Public


----------------------------



                                 ------------------------------------------
                                 Printed Name



My County of Residence:



----------------------------







This instrument prepared by Lante K. Earnest, Attorney at Law, TABBERT, HAHN EARNEST & WEDDLE, P.C., One Indiana Square, Suite 2100, Indianapolis, Indiana 46204. Telephone (317) 639-5444.

                                 MORTGAGE NOTE


$3,700,000.00                       Dated: December___, 1999


                                         Due: December 31, 2009 (Maturity Date)


         FOR VALUE RECEIVED, the undersigned, JAMESON INNS, INC., a Georgia corporation ("Borrower"), does hereby promise to pay to the order of the FIRST NATIONAL BANK & TRUST, organized and existing pursuant to the laws of the United States of America, ("Bank"), or its assigns, at its office in Carmel, Indiana, or at such other place as Bank may designate in writing, in lawful money of the United States of America, the principal sum of Three Million Seven Hundred Thousand and no/100 Dollars ($3,700,000.00), or so much thereof as may be advanced under the loan agreement of even date herewith to which the Borrower and the Bank are parties, as the same may hereafter be amended from time to time (the Loan Agreement) together with all costs and fees provided for under the Loan Agreement and this Note and all interest accruing on the outstanding principal balance at the rate of interest set forth below (the Loan Amount). Interest shall accrue on the outstanding principal balance existing from time to time at a rate equal to the Prime Rate (as hereinafter defined) plus one half of one percent (2 %) per annum until paid in full. The interest rate for the loan will remain fixed during the first twelve (12) month period. On each subsequent annual anniversary of the loan closing date, until the maturity of the Note, the interest rate will be adjusted by adding one-half of one percent (2 %) to the current Prime Rate. A Prime Rate shall mean the Wall Street Prime Rate, which may or may not be the Banks most favorable lending rate. In the even that this index is not available, the Bank shall substitute a comparable rate. Interest is computed on the unpaid principal balance owing on the basis of the actual number of days elapsed assuming a 360 day year with twelve (12) months of thirty (30) days each.

         The payment of this Note is secured by a Mortgage of even date herewith, given by the Borrower to the Bank, as the same may be amended or supplemented from time to time (the A Mortgage), a Security Agreement of even date herewith, given by the Borrower to the Bank, as the same may be amended from time to time (Security Agreement), an Assignment of Rents and Leases of even date herewith, given by the Borrower to the Bank, as the same may be amended or supplemented from time to time (the Assignment), and certain other Security Documents as defined in the Loan Agreement as may now or hereafter be secured and guaranteed pursuant to one or more other mortgages, assignments, pledges, security agreements, guaranty, agreements, documents or instruments (all of which are hereinafter referred to as the "Security Documents").

         Borrower agrees to pay principal plus interest accrued against the outstanding loan balance, monthly, on the first day of each month, commencing on the first day of the month following the date of closing, and continuing thereafter each month during the term of the loan. The principal payment portion of monthly payments will be based upon a twenty (20) year amortization schedule. The entire outstanding principal balance, together with any accrued unpaid interest plus any unpaid costs and fees due hereunder or under the Loan Agreement or Security Documents, shall be paid in full on the Maturity Date. All payments received from Borrower shall be applied first to any sums then owed by Borrower to Bank under and pursuant to the Security Documents (defined below), other than principal interest, then to the payment of interest accrued to the date of receipt of such payment, and the balance, if any, to principal.

         Any payment received from the Borrower more than ten (10) days after its due date and accepted by the Bank shall bear a late charge equal to five percent (5%) of the late payment. The late charge shall be immediately due and payable. The Bank, however, shall be under no obligation to accept any late payment, and any acceptance by the Bank of a late payment shall not constitute a waiver of any default by the Borrower or any right or remedy of the Bank.

         If default be made in the payment of principal and interest, as herein provided, when due, or in the performance of any of the terms, agreements, covenants or conditions contained in the Mortgage, the Loan Agreement or Security Documents, then, at the time of such event, or at any time thereafter, so long as the default remains uncured, the entire principal of this Note, irrespective of the maturity date specified herein, together with reasonable attorneys' fees incurred in collection or enforcing payment or performance thereof, with interest from the date of such default on the unpaid principal balance hereof at the rate specified herein above shall, at the election of Bank, and without relief from valuation or appraisement laws, become immediately due and payable. It is understood that time of payment or performance hereunder is of the essence.

         The failure to exercise any option to accelerate shall not constitute a waiver of the right to exercise the same at any other time.

         If Borrower elects to prepay the loan in full or in part during the first five (5) years of the loan term, the Borrower shall pay a prepayment premium equal to one percent (1%) of the outstanding loan balance (the Prepayment Premium). There will be no Prepayment Premium if the Borrower elects to prepay the loan after the fifth year of the loan term. Any prepayment shall be applied as provided above and then to required payments in inverse order of maturity and shall not relieve the Borrower from timely making the next scheduled payment.

         The rights or remedies of Bank as provided in this Note and the Security Documents shall be cumulative and concurrent, and may be pursued singly, successively or together. The failure to exercise any such right or remedy shall in no event be construed as a waiver of the rights to the later exercise thereof, or the release thereof. The acceptance by Bank of any payment tendered by the undersigned shall not be deemed a waiver by Bank of any delinquencies owed Bank by the undersigned, nor shall such acceptance be deemed a waiver by Bank of any default hereunder. The acceptance of such payment notwithstanding, Bank shall retain all rights and remedies as herein provided.

         In the event of any default under this Note or under the Security Documents, the undersigned hereby authorizes Bank to apply to any indebtedness under this Note or the Security Documents, any and all funds received from, or being held in escrow for the benefit of, the undersigned.

         The undersigned and all endorsers, guarantors, sureties, accommodation parties hereof and all other persons liable or to become liable for all or any part of this indebtedness, severally waive demand, presentment for payment, notice of dishonor, protest and notice of protest, and expressly agree that the Note and any payment coming due under it may be extended or otherwise modified, from time to time without in any way affecting their liability hereunder.

         This Note shall be construed according to and governed by the laws of the State of Indiana, and any and all disputes hereunder shall be litigated in courts located in Hamilton County in the State of Indiana.

         THE BORROWER AND THE BANK, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE, THE LOAN AGREEMENT, SECURITY DOCUMENTS OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN OR ACTIONS OF EITHER OF THEM. NEITHER THE BANK NOR THE BORROWER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.


         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first herein above written.


                                  BORROWER

                                  JAMESON INNS, INC., a Georgia corporation


                                  By:
                                     --------------------------------------
                                          Craig R. Kitchin, President

                               SECURITY AGREEMENT

         The undersigned JAMESON INNS, INC., ("Debtor"), grants to FIRST NATIONAL BANK, & TRUST ("Bank"), a continuing security interest in all fixtures, furnishings, furniture, equipment, accounts, contract rights, leases and other personal property owned by Debtor at any time used in connection with the development of the property described on Exhibit A attached ("Real Estate"), together with all items and property described in Exhibit B, attached including all replacements and after-acquired property, accessions, accessories, and proceeds, including tort claims and insurance and the proceeds therefrom (collectively "Collateral").

         This security interest is given as security in addition to a mortgage made concurrently and delivered herewith to the Bank on the Real Estate (the "Mortgage") to secure (i) the payment of a debt concurrently created pursuant to a loan agreement of even date herewith (the "Loan Agreement") in the original principal amount of Three Million Seven Hundred Thousand and no/100 Dollars ($3,700,000.00) with interest, as, when, and in the manner set forth in the Mortgage and in a mortgage note made concurrently herewith (the "Mortgage Note"), and,(ii) any obligation or liabilities, direct or indirect, absolute or contingent now existing or hereafter arising from Debtor to the Bank in connection therewith (collectively "Obligations"), all without relief from valuation and appraisement laws and with reasonable attorneys' fees and all costs of collection. Any default under any of the instruments evidencing or securing the debt and the performance of the obligations of the Debtor shall also constitute a default under this Security Agreement. Some of the Collateral may become, or is already, affixed to the Real Estate, and Debtor is the owner of the Real Estate.

                        TERMS, CONDITIONS AND AGREEMENTS

         1. WARRANTIES AND COVENANTS. Debtor hereby warrants, represents and covenants that: (a) Debtor will pay the Mortgage Note and all Obligations to the Bank; (b) the Collateral has been or will be acquired for business use only and will be security for the Debtor's Obligations, and any and all further advances that may be made by the Bank to the Debtor during the term of this Security Agreement, equal with and to the same extent as monies originally advanced; (c) at Debtor's own expense, the Debtor will maintain comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such deductibles and with such companies as may be satisfactory to the Bank. Each insurance policy shall contain a lender's loss payable endorsement satisfactory to the Bank and a prohibition against cancellation or amendment of the policy or removal of the Bank as loss payee without at least thirty (30) days prior written notice to the Bank; (d) Debtor will provide any information that the Bank may reasonably request, and will permit the Bank to inspect and copy Debtor's books and records; (e) the Collateral is fully paid for or will be fully paid for in a timely manner and the Debtor is, and as to portions of the Collateral to be acquired after the date hereof will be the sole and lawful owner of the Collateral free and clear from any adverse lien, security interest, encumbrances or adverse claim of any kind whatsoever; (f) the security interest granted herein to the Bank constitutes a first lien; (g) the Collateral shall continue to be free from all pledges, liens, encumbrances, and security interests or other claims in favor of others which are prior to the security interest herein granted to the Bank, and the Debtor will warrant, and, at the Bank's request, defend the same from all such claims and demands of all persons;
(h) no financing statement or lien instrument covering any portion of the Collateral has been or will be executed, recorded or filed in favor of anyone other than the Bank; (i) the Collateral is not, and will not be used or bought for personal, family or household purposes nor for use in farming operations;
(j) the Debtor's name and address are as stated herein, and that Debtor will give Bank thirty (30) days' prior written notice of any change in either its name or its address, and of any other change which could affect the priority of its security interest; (k) the Debtor shall, upon demand, furnish to the Bank such further information and shall execute and deliver to the Bank such financing and continuation statements and other papers, and shall do all such acts as the Bank may at any time or from time to time request in order to establish and maintain a perfected security interest in the Collateral (the Debtor authorizes and appoints the Bank as attorney-in-fact for Debtor to execute and file on its behalf financing statements relating to the Collateral which may be signed by the Debtor); (l) the Debtor will not sell, offer to sell, or otherwise transfer the Collateral, or any interest in the Collateral, without the prior written consent of the Bank; (m) the Debtor shall keep the Collateral in good repair and shall not permit the Collateral or any part thereof to be wasted or destroyed without promptly repairing or replacing the same at its expense; (n) the Debtor shall not permit the Collateral to be removed from the Real Estate, except temporarily for repairs or in consequence of replacement; and shall not use the Collateral in violation of any statute, ordinance or other applicable law; and (o) the Debtor shall promptly pay, as they become due and payable all taxes, assessments and other charges validly assessed or imposed upon the Collateral.

         2. CONTINUING SECURITY INTEREST/POSSESSION. The security interest herein granted shall continue until full performance by Debtor of all conditions and obligations hereunder. Debtor shall be entitled to possession of the Collateral until default.

         3. INSURANCE. If the Collateral is damaged or destroyed in any manner, any insurance or other receipts compensating for such loss shall be payable to the Bank which may, at its option, apply such proceeds either to the payment of any indebtedness then owed by the Debtor to the Bank, or at the option of the Bank may be used for the replacement or repair of any such collateral. The Debtor shall fully insure the Collateral, for the benefit of both the Bank and the Debtor as follows: (i) hazard insurance covering the Real Estate against loss or damage by fire, extended casualty, malicious mischief, and other risks of physical loss in an amount equal to 100% of the replacement value of the Real Estate and Collateral with no more than $1,000 deductible for the loss payable for any casualty and with an agreed value endorsement; (ii) commercially general liability coverage insuring against all claims for bodily injury, death, or property damage occurring on or about the Real Estate in the combined single limit of One Million Dollars ($1,000,000.00) and an aggregate of Three Million Dollars ($3,000,000.00); and (iii) all other insurance coverage and endorsements required by Bank from time to time, including, flood hazards, workers' compensation, differences in conditions, business interruption, and loss of "rental value". Any such policy or policies shall provide for the Bank to be an additional insured and contain a standard clause providing for cancellation only upon written notice to the Bank as its interest may appear. Prior to or concurrently with the Closing, the Bank must receive certificates of insurance evidencing the insurance policies and the endorsements thereto, which are reasonably acceptable to the Bank as to form, coverage, amount, insurers and re-insurers. If the Collateral is damaged or destroyed in any manner, any insurance or other receipts compensating for such loss shall be payable to the Bank which may, at its option, apply such proceeds either to the payment of any indebtedness then owed by the Debtor to the Bank, or at the option of the Bank may be used for the replacement or repair of any such Collateral.

         4. ADVANCEMENT. If the Debtor does not discharge taxes and other liens, assessments, encumbrances or charges at any time levied or placed on the Collateral or does not pay premiums for insurance on the Collateral before any of such charges become delinquent, the Bank may, at its discretion, pay such charges or insurance. The Bank may, at its discretion, order and pay for the repair, maintenance and preservation of the Collateral. Upon demand, the Debtor shall reimburse the Bank for any payment made or expense (including attorneys' fees and legal expenses) incurred by the Bank pursuant to the foregoing authorization, together with interest on the amount of such payment or expense computed at the rate set forth in the Mortgage Note from date of payment. Notice of acceptance of this Security Agreement by the Bank is waived by Debtor.

         5. DEFAULT. Time, and each of the terms, conditions and agreements are of the essence of this Agreement. Any of the following shall constitute an event of default under this instrument, and at such time any or all of the obligations of the Debtor to the Bank, at the option of the Bank and notwithstanding any time or credit allowed by any instrument evidencing said obligation, shall be immediately due and payable without notice or demand:

                (a) Any default by the Debtor under the terms of the Loan Agreement, Mortgage Note, the Mortgage, or an event of default as provided in any other instrument executed by the Debtor concurrently herewith.

                (b) The nonpayment or nonperformance of any of the liabilities or other Obligations of the Debtor under any of the terms and provisions of this Security Agreement.

                (c) The insolvency of the Debtor or its failure or inability to pay debts as they mature in the ordinary course of business, an assignment by Debtor for the benefit of its creditors, the appointment of a receiver for Debtor or the Collateral, or the filing of any petition to adjudicate Debtor as bankrupt.

                (d) Any warranty, representation or statement made or furnished to the Bank by or on behalf of the Debtor that proves to have been false in any respect material to the Bank when made or furnished. Provided, however, that if any representation or warranty made to the Bank after the date of closing of this loan shall be or become false, misleading, incomplete or incorrect, Borrower shall have fifteen (15) days after the Bank provides written notice of the inaccurate representation to cure said inaccuracy.

                (e) Loss, theft, substantial damage, destruction, sale or encumbrance to or of all or any substantial portion of the Collateral, or the making of any levy, seizure, or attachment of or on the Collateral, except as otherwise allowed under this Security Agreement.

         6. REMEDIES. Upon the occurrence of any default under this instrument, the Bank, at its option and without notice or demand, may declare all Obligations of the Debtor secured hereby immediately due and payable, and shall have all the rights and remedies of a secured party available under Indiana law. These include, without limitation, each of the following:

                (a) Insofar as permitted by law, the Bank may treat the Collateral as a part of the Real Estate encumbered by the Mortgage and may deal with the same as a part of this Real Estate. However, this instrument does not classify as personal property any fixture or property which becomes so affixed to the Real Estate as to be covered by and subject to the terms of the Mortgage.

                (b) The obligations secured by this instrument include reasonable attorneys' fees and legal expenses incurred by the Bank in pursuing its rights and remedies under the law and the costs of repair of any physical injury to the Real Estate, paid or to be paid, for which an owner or encumbrancer of the Debtor is entitled to be paid for removal of the Collateral from the Real Estate. Debtor promises to pay all such fees, expenses and costs.

                (c) The Bank shall have the rights and remedies provided by law or this Security Agreement, including but not limited to the right to require the Debtor to assemble the Collateral and make it available to the Bank at a place to be designated by the Bank which is reasonably convenient to both parties, the right to take possession of the Collateral with or without demand and with or without process of law, and the right to sell and dispose of it and distribute the proceeds according to law. In connection with the right of the Bank to take possession of the Collateral, the Bank may take possession of any other items of property in or on the Collateral at the time of taking possession, and hold them for the Debtor without liability on the part of the Bank. If there is any statutory requirement for notice, that requirement shall be met if the Bank sends notice to the Debtor at least seven (7) days prior to the date of sale, disposition or other event giving rise to the required notice. The Debtor shall be liable for any deficiency remaining after disposing of the Collateral, and waives all valuation and appraisement laws.

                (d) Before or after default, at its option, the Bank may take control of any proceeds, including tort and insurance claims with respect to the Collateral, and when the Collateral is or becomes an account, chattel paper, contract right, general intangible or an instrument, it may notify the account debtor or the obligor to an instrument to make payment to it.

                (e) The Debtor shall apply to the debt secured by this instrument any proceeds it realizes from the Collateral, including insurance and tort claims with respect thereto. The security interest continues both in the Collateral and in such proceeds until released or terminated. Authority of the Debtor to transfer Collateral free of the Bank's interest, settle insurance or tort claims with respect to the Collateral, or to transfer Collateral without constituting an event of default shall not be inferred from the fact that this instrument covers such proceeds, and such authority is not granted by this instrument. Cash proceeds, including proceeds received from tort or insurance claims, at the option of the Bank, may be applied pro tanto in satisfaction of the debt secured by this instrument with either partial acceleration or total acceleration, or may be expended for repairs or replacement of the Collateral with either no acceleration or total acceleration.

                (f) After default, Debtor agrees to and it does hereby release and hold harmless the Bank from any and all claims arising out of the lawful repossession of the Collateral. All rights and remedies of the Bank herein specified are cumulative and are in addition to, not in limitation of, any rights and remedies which the Bank may have by law. The Debtor acknowledges the commercial reasonableness of any public or private sale or lease of the Collateral or any part thereof if it is preceded by seven (7) days' written notice to Debtor.

                (g) Upon default, the Debtor consents to the appointment of a Receiver after a hearing preceded by at least five (5) days' written notice. The Debtor also acknowledges the appropriateness of a temporary restraining order if it ever permits Collateral to be physically removed from the Real Estate without the substitution of other Collateral of at least equal value.

         7. TRANSFER/ASSIGNMENT. No transfer, renewal, extension or assignment of this instrument, the obligation secured or any interest hereunder, and no loss, damage or destruction of the Collateral, and no taking of security in other collateral, shall release the Debtor from this instrument or the obligations secured hereunder. All rights of the Bank hereunder shall inure to the benefit of its successors and assigns, and all obligations of the Debtor shall bind its successors and assigns.

         8. NOTICE. Any notice required to be given by either party to the other under the provisions of this instrument or under applicable law shall be sufficient if sent by certified or registered mail addressed to Debtor and the Bank at the following address:

         DEBTOR:           Jameson Inns, Inc.
                           8 Perimeter Center East
                           Suite 8050
                           Atlanta, GA 30346-1604

         BANK:             First National Bank & Trust
                           568 East Carmel Drive
                           Carmel, Indiana 46032

or to such new address as shall be supplied in writing by either party to the other.

         9. CHOICE OF LAW AND VENUE. This instrument shall be construed according to the laws of the State of Indiana, and any and all disputes hereunder shall be litigated in courts located in Hamilton County in the State of Indiana.

         10. WAIVER. No waiver by the Bank of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver, no single or partial exercise by the Bank of any right or remedy shall preclude any other exercise of it or the exercise of any other right or remedy, and no waiver or indulgence by the Bank of any default shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion be construed as a waiver of that right on any future occasion.

         11. FINANCING STATEMENT. A carbon, photographic or other reproduction of this Security Agreement is sufficient, and can be filed as a financing statement. The Bank is irrevocably appointed the Debtor's attorney-in-fact to execute any financing statement on Debtor's behalf covering the Collateral.

         12. WAIVER OF JURY TRIAL. THE DEBTOR AND THE BANK, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS BY AND BETWEEN THE DEBTOR AND THE BANK. THE DEBTOR AND THE BANK SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

         DEBTOR ACKNOWLEDGES THAT IT HAS EXECUTED THIS INSTRUMENT AND HAS RECEIVED A COPY OF THE SAME.

         IN WITNESS WHEREOF, the Debtor has caused this instrument to be executed this day of December, 1999.

                                 JAMESON INNS, INC.

                                 By:
                                        -------------------------------------
                                 Name:
                                        -------------------------------------
                                 Title:
                                        -------------------------------------

                                                                       EXHIBIT A

                               EXHIBIT B - Part 1

                             COLLATERAL DESCRIPTION

         The Collateral referred to in this Security Agreement consists of a continuing security interest in all fixtures, furnishings, furniture, equipment, accounts, contract rights, leases and other personal property owned by Debtor and relating to the Real Estate at any time as described below, including all replacements and after-acquired property, accessions, accessories, and proceeds, including tort claims and insurance and the proceeds from the following described property, together with all other personal property and equipment, of whatever nature or kind, now owned or subsequently acquired by Debtor and relating to the Real Estate, including all additions, substitutions, accessions, repairs, replacements and additions thereto (including the proceeds of sales thereof), whether installed, affixed, attached, kept or situated on, to or at the Real Estate and improvements, or in the construction thereof, and such collateral includes but is not limited to:

         1. All construction materials, supplies, lumber and all other materials or equipment delivered to the Real Estate for incorporation or use in any construction at any time being conducted thereon.

         2. All fixtures, fittings, furniture, furnishings, appliances, apparatus, equipment, and machinery, including without limitation, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, ovens, elevators and motors, bathtubs, sinks, water closets, basins, pipes, faucets and other air conditioning, plumbing and heating fixtures, mirrors, mantles, refrigerating plant, refrigerators, iceboxes, dishwashers, carpeting, furniture, laundry equipment, cooking apparatus and appurtenances now or hereafter delivered to the Real Estate and intended to be installed therein; all other fixtures and personal property of Debtor of whatever kind and nature at present contained in or hereafter placed in any building standing on the Real Estate.

         3. All of Debtor's interest in the following with respect to the Real Estate:

                A. All existing and future leases to the extent the Real Estate is covered thereby, rents generated by the Real Estate, issues and profits and all security deposits from tenants, lessees or other space-occupiers;

                B. All contracts and agreements providing for the sale of all or any part of the Real Estate.

                C. All policies of insurance and all proceeds, loss payable clauses and premium refunds and all claims relating thereto relating to the Real Estate;

                D. All operating or management or supervision agreements to the extent the Real Estate is covered thereby;

                E.  All reciprocal easement agreements;

                F. All contracts with builders and/or material suppliers as well as all plans and specifications relating to the Real Estate;

                G. Any balance of the deposit account or accounts of Debtor with the Bank existing from time to time and all property of Debtor coming into the hands of or under the control of the Bank in any way or in transit to or from the Bank;

                H. Any and all awards or payments including interest thereon which may be made with respect to the Collateral and Real Estate as a result of the exercise of the right of eminent domain, the alteration of any streets or roads and any other damage or injury to or decrease in the value of the Real Estate.

                I. All building and use permits issued by any governmental agency relating to the Real Estate;

                J. All income, rents, issues, profits and proceeds from the Real Estate, subject however to the right, power and authority conferred upon Debtor and/or the Bank to collect and apply such income, rents, issues, profits and proceeds. Rents from or generated by the Real Estate, as used in this item J and in item 3A above includes all Base Rent, all Percentage Rent and all Additional Charges, in each case as generated by the Real Estate and as the terms "Base Rent," "Percentage Rent," and "Additional Charges" are defined in that certain Master Lease Agreement dated as of May 7, 1999, by and among Jameson Hospitality, LLC, a Georgia limited liability company, and, among others, Debtor, as amended and supplemented (the "Master Lease"). For this purpose, Percentage Rent from or generated by the Real Estate means the difference between: (i) Percentage Rent due and owing utilizing the Percentage Rent calculation set forth in Section 3.1(2) of the Master Lease using all Rooms (as defined in the Master Lease) for the applicable period, and (ii) Percentage Rent due and owing utilizing the Percentage Rent calculation set forth in
Section 3.1(2) of the Master Lease using all Rooms for the applicable period, except those Rooms comprising the Real Estate;

                K. All of the estate, interest or other claim or demand that Debtor now has or may hereafter acquire in and to the Collateral and Real Estate described herein, including without limitation all deposits made with or other security given to utility companies by Debtor with respect to the Real Estate and the improvements thereon and all advance payments of insurance premiums made by Debtor with respect thereto and claims or demands relating to insurance; and

                L. Insofar as permitted by applicable law, all licenses, including but not limited to any operating license, contracts, management contracts or agreements, franchise agreements, permits, authorizations or certificates required or used in connection with the ownership of or in the operation or maintenance of the Collateral and Real Estate and any improvements constructed thereon.

         4. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims.

                         ASSIGNMENT OF RENTS AND LEASES

         KNOW ALL MEN BY THESE PRESENTS THAT, JAMESON INNS, INC., a Georgia corporation (the "Assignor"), in consideration of the mortgage loan being made by FIRST NATIONAL BANK & TRUST, organized and existing under the laws of the United States of America ("Assignee") hereby grants, conveys, transfers and assigns unto the Assignee, its successors and assigns, all the rights, title, interest and privileges, which the Assignor as Lessor has and may have in the leases and any subleases now existing or hereafter made and affecting the real property described in Exhibit "A" attached hereto or any part thereof ("Mortgaged Premises"), including, but not limited to, the following leases (as used herein the term "leases" shall include subleases):

         that certain Master Lease Agreement dated May 7, 1999 by and between Jameson Hospitality, LLC and, among others, Jameson Inns, Inc., as amended and supplemented ("Master Lease") to the extent the Mortgaged Premises is covered thereby and all leases or rentals, income, profits, or other benefits from all tenants located upon otherwise arising from or in respect of the Mortgaged Premises or in any building, structure or improvement located thereon or attached thereto, whether now existing or hereafter entered into as said leases may have been, or may from time to time be hereafter amended, modified, extended or renewed, together with all rents, income and profits due and becoming due therefrom (collectively, "Leases"). Assignor will, on request of Assignee, execute further assurances and assignments of any present or future Leases affecting any part of the Mortgaged Premises.

         The Master Lease shall not to be amended or supplemented, except to add additional properties or extend the term thereof, without the written consent of the Assignee.

         This assignment is made as additional security for the full and faithful performance of all obligations under a certain Mortgage Note (the "Note"), a Mortgage (the "Mortgage") and a Security Agreement (the "Security Agreement") (and all extensions and modifications thereof and supplements thereto), all of even date herewith, executed by Assignor to Assignee which Note is in the principal amount of Three Million Seven Hundred Thousand and no/100 Dollars ($3,700,000.00) and which Mortgage and Security Agreement covers the Mortgaged Premises in Hamilton County, Indiana, and all buildings, structures, improvements, fixtures and personal property located or to be located thereon or used in connection therewith, and under the Term Loan Agreement, of even date herewith between Assignor and Assignee (the "Loan Agreement") (and all amendments and modifications thereof and supplements thereto). The acceptance of this assignment and the collection of rents or the payments under the Leases hereby assigned shall not constitute a waiver of any rights of Assignee under the terms of said Note, Mortgage and Loan Agreement, and this assignment shall be in addition to, and not in lieu of, the assignment contained in the Mortgage. It is expressly understood and agreed by the parties hereto that before an event of default in the performance of any terms and conditions of the Note, Mortgage, Security Agreement or Loan Agreement occurs, Assignor shall have the right to collect said rents, income and profits from the Leases generated by the Mortgaged Premises and to retain, use and enjoy the same, provided, however, that even before an event of default in the performance of any of the term and conditions occurs no rent more than one (l) month in advance shall be collected or accepted without the prior written consent of the Assignee. Anything to the contrary notwithstanding, Assignor hereby assigns to Assignee any award made hereafter to it in any court procedure involving any of the lessees of the Mortgaged Premises in any bankruptcy, insolvency or reorganization proceedings in any state or Federal court; and any and all payments made by lessees in lieu of rent. Assignor hereby appoints Assignee as its irrevocable attorney-in-fact to appear in any action and/or to collect any such award or payment. Assignor, in the event of default in the performance of any of the terms and conditions of the Note, Mortgage, or Loan Agreement hereby authorizes Assignee, at its option, to enter and take possession of the Mortgaged Premises and to manage and operate the same, to collect all or any rents generated thereby and from said Leases, to let or relet the Mortgaged Premises or any part thereof, to cancel and modify any Leases to the extent the Mortgaged Premises is covered thereby, evict tenants, bring or defend any suits in connection with the possession of the Mortgaged Premises in its own name or Assignor's name, make repairs as Assignee deems appropriate, and perform such other acts in connection with the management and operation of the Mortgaged Premises as Assignee, in its discretion, may deem proper. Rents generated by the Mortgaged Premises, as used in the prior sentence and elsewhere herein, shall include all Base Rent, all Percentage Rent and all Additional Charges, in each case as generated by the Mortgaged Premises and as the terms `Base Rent," "Percentage Rent" and "Additional Charges" are defined in the Master Lease. For this purpose, Percentage Rent generated by the Mortgaged Premises means the difference between: (i) Percentage Rent due and owing utilizing the Percentage Rent calculation set forth in Section 3.1(2) of the Master Lease using all Rooms (as defined in the Master Lease) for the applicable period, and (ii) Percentage Rent due and owing utilizing the Percentage Rent calculation set forth in Section 3.1(2) of the Master Lease using all Rooms for the applicable period, except those Rooms comprising the Mortgaged Premises.

         The receipt by Assignee of any rents, issues or profits pursuant to this instrument after the institution of foreclosure proceedings under the Mortgage shall not cure such default nor affect such proceedings or any sale pursuant thereto.

         Assignee shall not be under any duty or otherwise be obligated to perform or discharge any obligation or duty to be performed or discharged by Assignor under any of said Leases, and Assignor hereby agrees to indemnify Assignee for, and to save it harmless from, any and all liability arising from any of said Leases or from this assignment, and this assignment shall not place responsibility for the control, care, management or repair of the Mortgaged Premises upon Assignee, or make Assignee responsible or liable for any negligence in the management, operation, upkeep, repair or control of the Mortgaged Premises resulting in loss or injury or death to any tenant, licensee, employee or stranger except to the extent such loss, injury or death is the result of gross negligence or wilful misconduct by Assignee, its officers, agents or assigns.

         Assignor covenants and represents that said Assignor has full right and title to assign said Leases and the rents, income and profits due or to become due thereunder which are generated by the Mortgaged Premises, that the terms of said Leases to the extent the Mortgaged Premises are covered thereby have not been changed from the terms in the copies of said Leases submitted to Assignee, that no other assignment of any interest therein has been made, that there are no existing defaults under the provisions thereof, and that said Assignor will not hereafter cancel, surrender or terminate any of said Leases to the extent the Mortgaged Premises are covered thereby, exercise any option that might lead to such termination or change, alter or modify them or consent to the release of any party liable thereunder or to the assignment of the lessee's interest in them without the prior written consent of Assignee.

         Assignor hereby authorizes Assignee to give notice in writing of this assignment at any time to any tenant under any of said Leases to the extent the Mortgaged Premises are covered thereby.

         Violation of any of the covenants, representations and provisions contained herein by Assignor shall be deemed a default under the terms of the Note, the Mortgage and the Loan Agreement. An event of default by Assignor in the performance of any of the terms and conditions of any of the Leases assigned herein shall be deemed a default under the terms of the Note, the Mortgage and the Loan Agreement. Any expenditures made by Assignee in curing such a default on Assignor's behalf, with interest thereon at the Default Rate set forth in the Note shall become part of the debt secured by the Mortgage, the Security Agreement and this Assignment.

         The full performance of the Mortgage and the duly recorded release of the property described therein shall render this assignment void.

         The net proceeds collected by Assignee under the terms of this instrument shall be applied in reduction of the entire indebtedness from time to time outstanding and secured by the Mortgage.

         This assignment applies to and binds the parties hereto and their respective heirs, administrators, executors, successors and assigns, as well as any subsequent owner of the Mortgaged Premises.

         Although it is the intention of the parties that this instrument shall be a present assignment, it is expressly understood and agreed, anything herein contained to the contrary notwithstanding, that Assignee shall not exercise any of the rights or powers herein conferred upon it until an event of default by Assignor in the performance of any of the terms and conditions of the Loan Agreement, Note, Mortgage or any documents securing the Note shall occur, but upon the occurrence of any such default, Assignee shall be entitled to all the rights, privileges and benefits of Assignor under said contract.

         In connection with the exercise of Assignee's rights as provided herein Assignor hereby authorizes and directs the tenants under the Leases upon demand by Assignee to make payment to Assignee of rent and other sums due and to become due under such Leases generated by the Mortgaged Premises without requiring a determination of Assignee's right thereto.

         Nothing herein contained shall be construed as prohibiting Assignee from exercising any and all remedies which the Note, the Mortgage, or the Loan Agreement permits including the right to enter a judgment against Assignor.

         In the event any one or more of the provisions contained in this assignment shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Assignment, but this Assignment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         This assignment shall be governed by and construed according to the laws of the State of Indiana, and any and all disputes hereunder shall be litigated in courts located in Hamilton County in the state of Indiana.

         IN WITNESS WHEREOF, said Assignor, has executed this instrument this day of December, 1999.

                                 JAMESON INNS, INC.

                                 By:
                                       ------------------------------------
                                 Name:
                                       ------------------------------------
                                 Title:
                                       ------------------------------------


STATE OF GEORGIA           )
                           )  SS:
COUNTY OF DEKALB           )

         Before me, a Notary Public in and for said County and State, personally appeared Craig R. Kitchen, the President of Jameson Inns, Inc., who, being first duly sworn, acknowledged execution of the foregoing Mortgage in such capacity as its voluntary act and deed.

         Witness my hand and Notarial Seal this _____ day of December, 1999.

My Commission Expires:
                                 Notary Public

My County of Residence:

                                 Printed Name

This instrument prepared by Lante K. Earnest, Attorney at Law, TABBERT, HAHN EARNEST & WEDDLE, P.C., One Indiana Square, Suite 2100, Indianapolis, Indiana 46204. Telephone (317) 639-5444.